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                                                                    EXHIBIT 10.1

                  FIRST AMENDMENT DATED AS OF NOVEMBER 14, 2000
               TO CREDIT AGREEMENT DATED AS OF SEPTEMBER 20, 2000


          This First Amendment (this "AMENDMENT"), dated as of November 14, 2000, is made by and among MIDWAY GAMES INC., a Delaware corporation (the "COMPANY"), the financial institutions parties hereto (the "BANKS"), and Bank of America, N.A., as agent for the Banks (in such capacity, the "AGENT"). Terms used but not defined herein have the meanings specified in the Credit Agreement referred to below.

                              W I T N E S S E T H:

          WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of September 20, 2000 (as amended or modified and in effect on the date hereof, the "CREDIT AGREEMENT") which provides, subject to the terms thereof, for the Banks to extend credit to the Company;

          WHEREAS, the Agent, the Banks and the Company are willing to amend and modify the Credit Agreement, subject to the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:

                                  I. AMENDMENT

          The Credit Agreement is hereby amended as follows:

          (a) Definition of "Required Banks" in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

               ""Required Banks" means all Banks."

          (b) Section 1.1 of the Credit Agreement is further amended by adding the following definition:

               ""Majority Banks" means at any time at least two Banks then holding in excess of 85% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, at least two Banks then having in excess of 85% of the Total Commitment."

          (c) Section 2.1 of the Credit Agreement is amended by replacing in the second line of the table therein "December 31, 2001" with "December 31, 2000."


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          (d)  The Credit Agreement is amended by replacing the phrase "Required
Banks" with the phrase "Majority Banks" in Sections 2.4(e), 3.1(b)(iii), 3.2(e), 3.5(b), 4.5, and 11.01.

          (e) Section 3.2(d) of the Credit Agreement is amended by adding at the end the following:

               "Any renewal of any Letter of Credit shall be subject to and in compliance with Section 3.1(b)(iii)."

          (f) The introductory sentence of Section 7.1 of the Credit Agreement is amended to read in its entirety as follows:

               "7.1 Financial Statements. The Company shall deliver to the Agent and each Bank, in form and detail reasonably satisfactory to the Banks:"

          (g) The introductory sentence of Section 7.2 of the Credit Agreement is amended to read in its entirety as follows:

               "7.2 Certificates; Other Information. The Company shall furnish to the Agent and each Bank:"

          (h) The introductory sentence of Section 7.3 of the Credit Agreement is amended to read in its entirety as follows:

               "7.3 Notices. The Company shall promptly notify the Agent and each Bank: "

          (i) Section 7.14 of the Credit Agreement is amended to read in its entirety as follows:

               "7.14 Maintenance of Bank Accounts To provide additional security for the Obligations, including set-off rights under Section 12.10, maintain or cause to be maintained with the Agent and/or any of the Banks all of the primary bank accounts of the Company and any Subsidiary having a principal office located within any of the 48 contiguous states of the United States."


          (j) Section 7.15 of the Credit Agreement is amended to read in its entirety as follows:

               "7.15 Collateral. No later than 60 days after the Closing Date, the Company (i) shall grant and cause each of its Subsidiaries to grant to the Agent, for the prorata benefit of the Banks, as security for the Obligations, and subject to Permitted Liens, a first lien upon and security interest in all of the assets of every description (whether now or hereafter existing or acquired) of the Company and its Subsidiaries, and (ii) at its expense, execute and deliver and cause to be executed and delivered to the Agent such security agreements, pledge agreements,


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          UCC financing statements, stock or bond powers, waivers and consents, opinions of counsel and other documents as the Agent or the Required Banks shall request (collectively, "Collateral Documents"), and take such further action as may be required under applicable law, or as the Agent or the Required Banks may request, in order to grant, preserve, protect and perfect the validity and first priority of the security interests created pursuant to such Collateral Documents; it being understood, that the grant of such lien and security interest shall only be effective on the occurrence of the earlier of (a) Default or Event of Default or (b) Trigger Event (the date of such effectiveness is hereinafter referred to as the "Attachment Date"). Notwithstanding the foregoing, (A) the Company shall not be required to grant or cause any of its Subsidiaries to grant to the Agent a lien upon or security interest in real property (except, however, insofar as personal property constitutes fixtures), (B) no UCC financing statements, security agreements or other Collateral Documents shall be filed or made of record before the Attachment Date (but shall be filed and made of record promptly on or after the Attachment Date as the Required Banks shall direct the Agent (or in the absence of the direction from the Required Banks, as the Agent shall determine); the Agent shall give notice of such filing to the Company and each of the Banks, but the failure to give such notice shall not affect the validity or effectiveness of such filing) and (C) the Company shall make disclosure of the grant of liens and security interests and the conditions of their effectiveness pursuant to this Section 7.15 in its filings with the SEC and in its financial statements, and, additionally, in other public documents where such disclosure is required or where its omission would be misleading."

          (k) The introductory sentence of Section 10.2 of the Credit Agreement is amended to read in its entirety as follows:

               "10.2 Remedies. If any Event of Default occurs, the Agent shall at the request of the Required Banks (or may, with the consent of the Required Banks):"

          (l) Section 11.8 of the Credit Agreement is amended by adding at the end the following:

               "Each of the Banks shall cooperate in sharing information regarding the Company or its Affiliates."


          (m) Clause (vi) of Section 12.1 of the Credit Agreement is amended to read in its entirety as follows:

               "(vi) (A) release any Guarantor from its obligations under the Guaranties unless in accordance with this Agreement such Guarantor is no longer a Subsidiary in which event the Agent shall execute and deliver a release of the respective Guaranty in form reasonably acceptable to the Company; or (B) release any portion of the collateral under the Collateral Documents having a book value in excess of $500,000;"

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          (n)  Section 12.8(a) of the Credit Agreement is amended to read in its entirety as follows:

               "(a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent and the Issuing Bank, which consent of the Company shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment; and (iii) the Agent and, if applicable, the Company shall have consented thereto. Bank of America hereby agrees that, as long as it is the Agent and LaSalle Bank N.A. is a Bank hereunder, after giving effect to any assignment of its rights and obligations under this Section, Bank of America's Commitment as a Bank will not be less than the Commitment of any other Bank."

          (o) Section 12.8(b) of the Credit Agreement is amended by deleting the following: "and payment of the above-referenced processing fee".

          (p) Section 12.8(c) of the Credit Agreement is amended by deleting the following: "and payment of the processing fee" and "and of the Agent's processing fee payment under the Assignment and Acceptance".

          (q) Exhibit E to the Credit Agreement is amended by deleting Section 2(b).

                                 II. WARRANTIES

          The Company warrants to the Agent and the Banks as of the date hereof that:

          (a) After giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date).

          (b) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or will result from this Amendment.


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          (c)  The execution, delivery and performance by the Company of this
Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

          (d) The Credit Agreement as modified by this Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with the Credit Agreement's terms as modified by the terms of this Amendment, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally or by equitable principles relating to enforceability.

                                  III. GENERAL

          (a) As hereby modified, the Credit Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

          (b) The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to execute similar modifications under the same or similar circumstances in the future.

          (c) Upon execution and delivery of this Amendment, this Amendment shall be binding upon and shall inure to the benefit of the Company, the Agent and the Banks and their respective successors and assigns.

          (d) The Company agrees to pay all fees and out-of-pocket costs and expenses of the Agent (including reasonable attorneys' fees and expenses of counsel to the Agent) in connection with the preparation and execution of this Amendment.

          (e) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

Delivered at Chicago, Illinois, as of the date and year first above written.

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          IN WITNESS WHEREOF, the parties hereto have caused the execution and delivery hereof by their respective representatives thereunto duly authorized as of the date first herein appearing.

                                  MIDWAY GAMES INC, a Delaware corporation



                                  By:    /s/ Harold H. Bach, Jr.
                                     -------------------------------------------
                                  Name:  Harold H. Bach, Jr.
                                       -----------------------------------------
                                  Title: Executive VP- Finance, Treasurer & CFO
                                        ----------------------------------------

                                  BANK OF AMERICA , N.A. as Agent



                                  By:    /s/ David A. Johanson
                                     -------------------------------------------
                                  Name:  David A. Johanson
                                       -----------------------------------------
                                  Title: Vice President
                                        ----------------------------------------


                                  BANK OF AMERICA , N.A. in its individual corporate capacity



                                  By:    /s/ Thomas A. Smith
                                     -------------------------------------------
                                  Name:  Thomas A. Smith
                                       -----------------------------------------
                                  Title: Vice President
                                        ----------------------------------------



                                  BANK OF AMERICA , N.A., as Issuing Bank



                                  By:    /s/ Thomas A. Smith
                                     -------------------------------------------
                                  Name:  Thomas A. Smith
                                       -----------------------------------------
                                  Title: Vice President
                                        ----------------------------------------




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